Exhibit 99.1

Broadcast International Announces $6.95 Million Private Placement

Proceeds to Fund Growth Initiatives and Retire Senior Long-Term Debt at Discount to Par

Salt Lake City, Utah – March 14, 2012 – Broadcast International (OTC.BB: BCST), a provider of video management software and services for next-generation video IP networks, has entered into definitive agreements to complete a $6.95 million private placement equity financing with a group of institutional and qualified individual investors. After paying financing-related costs, the company plans to use the net proceeds of approximately $5.2 million to support further marketing of its video management solutions, as well as to strengthen its balance sheet through the reduction of short- and long-term debt.

The financing terms include the sale of 27.8 million shares of the company’s common stock at $0.25 per share, in exchange for $6.05 million of cash and $900,000 of debt conversion, plus a warrant for an additional share of common stock exercisable at $0.35 per share for each two shares of common stock purchased. The warrants have a six-year term, and the warrant holders will receive certain price protection rights.

For the purpose of debt reduction, the company will pay $2.75 million in cash and two million shares of common stock to its senior convertible note holder in exchange for retiring a long-term note of $5.5 million plus accrued interest, carrying a substantial reset provision. In addition, holders of $400,000 in short-term notes and $500,000 in accounts payable financing will convert their balances into shares of common stock in the offering.

After paying off the long-term note and financing costs, the net cash to the company is expected to be approximately $2.3 million.

Broadcast International’s patented CodecSys software is a breakthrough, artificial intelligence-based video compression technology that cuts video bandwidth requirements more than 50% over satellite, cable, IP and wireless networks. By slashing bandwidth requirements, CodecSys enables a new generation of applications  such as OTT (Over-the-Top) and Cloud streaming of videos to any device, including smartphones. CodecSys offers unprecedented price/performance benefits for existing applications, including live HD video encoding.

MDB Capital Group LLC and Philadelphia Brokerage Corporation are acting as co-placement agents for the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

© 2011 Broadcast International. All rights reserved. CodecSys, the CodecSys logo, and the Broadcast International logos are registered trademarks of Broadcast International Corporation. Other company, product,or service names may be trademarks or service marks of others. All information contained in this document was obtained in speciﬁc environments and is presented as an illustration. The results obtained in other operating environments may vary.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities to be offered involve a high degree of risk.

About Broadcast International
Broadcast International is a leading provider of video-powered broadcast solutions, including IP, digital satellite, Internet streaming and other types of wired/wireless network distribution. BI's patented CodecSys software is a breakthrough, multi-codec video compression technology that cuts video bandwidth requirements over satellite, cable, IP and wireless networks. By slashing bandwidth needs, CodecSys enables a new generation of rich-media applications and offers unprecedented price/ performance benefits for existing applications. Broadcast International is a public company (OTC Bulletin Board: BCST) headquartered in Salt
Lake City, UT.

For more information visit: www.brin.com and www.codecsys.com.

Forward-Looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Company Contact:
Cameron Francis
Vice President Products
Broadcast International
801-562-2252
pr@Brin.com

Investor Relations Contact:
Michael Koehler or Matt Glover
Liolios Group, Inc.
949-574-3860
bcst@liolios.com

Press Contact:
Harriet Diener
Desert Moon Communications
845-512-8283
harriet@desertmooncomm.com

© 2011 Broadcast International. All rights reserved. CodecSys, the CodecSys logo, and the Broadcast International logos are registered trademarks of Broadcast International Corporation. Other company, product,or service names may be trademarks or service marks of others. All information contained in this document was obtained in speciﬁc environments and is presented as an illustration. The results obtained in other operating environments may vary.